CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of JPMorgan Trust II of our reports dated August 29, 2022, relating to the financial statements and financial highlights for the funds constituting JPMorgan Trust II listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended June 30, 2022. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
October 25, 2022

Appendix A

JPMorgan Investor Funds

JPMorgan Investor Balanced Fund

JPMorgan Investor Conservative Growth Fund

JPMorgan Investor Growth & Income Fund

JPMorgan Investor Growth Fund

JPMorgan U.S. Equity Funds

JPMorgan Equity Income Fund

JPMorgan Equity Index Fund

JPMorgan SMID Cap Equity Fund

JPMorgan Large Cap Growth Fund

JPMorgan Large Cap Value Fund

JPMorgan Mid Cap Growth Fund

JPMorgan Small Cap Growth Fund

JPMorgan Small Cap Value Fund